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                                                     Exhibit 12.2

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                COMPUTATION OF RATIO OF ADJUSTED

                   EBITDA TO INTEREST EXPENSE


                                               MEDIQ/PRN      Holdings
Adjusted EBITDA to interest expense:

EBITDA                                         $66,217         $66,217
SpectraCair cost savings                            81              81
SpectraCair non-cash charge                        573             573
CHI cost savings                                  1,672          1,672
                                               --------        -------
  Adjusted EBITDA                              $68,543         $68,543
                                               --------        -------
                                               --------        -------

Interest Expense                               $40,616         $52,879
Non-cash interest expense                       (1,917)         (2,264)
                                               -------         -------
   Interest expense (excluding deferred
     financing fees)                           $38,699         $50,615
                                               -------         -------
                                               -------         -------

   Ratio of Adjusted EBITDA to interest
     expense                                      1.77            1.35
                                               -------         -------
                                               -------         -------


                   COMPUTATION OF RATIO OF NET DEBT

                         TO ADJUSTED EBITDA


Net Debt to Adjusted EBITDA:

Total Debt                                     $391,907        $477,085
Less: Cash                                       (9,068)         (9,203)
      NutraMax Note receivable                        0          (5,915)
                                               --------        --------
   Net Debt                                    $382,839        $461,967
                                               --------        --------
                                               --------        --------

Adjusted EBITDA (per above)                    $ 68,543        $ 68,543
                                               --------        --------
                                               --------        --------

Ratio of Net Debt to Adjusted EBITDA               5.59            6.74
                                               --------        --------
                                               --------        --------

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